                                    BY-LAWS

                                       OF

                              EXPERIAN CORPORATION

                            (A Delaware Corporation)

                                    BY-LAWS

                                       OF

                              EXPERIAN CORPORATION

                            (A Delaware Corporation)


Article 1. Certificate of Incorporation                                    1

    Section 1.1        Contents                                            1
    Section 1.2        Certificate in Effect                               1

Article 2. Meetings of Stockholders                                        1

    Section 2.1        Place                                               1
    Section 2.2        Annual Meeting                                      2
    Section 2.3        Special Meetings                                    2
    Section 2.4        Notice of Meetings                                  2
    Section 2.5        Affidavit of Notice                                 3
    Section 2.6        Quorum                                              3
    Section 2.7        Voting Requirements                                 3
    Section 2.8        Proxies and Voting                                  4
    Section 2.9        Action Without Meeting                              4
    Section 2.10       Stockholder List                                    5
    Section 2.11       Record Date                                         5

Article 3. Directors                                                       6

    Section 3.1        Number; Election and Term of Office                 6
    Section 3.2        Duties                                              7
    Section 3.3        Compensation                                        7
    Section 3.4        Reliance on Books                                   7

Article 4. Meetings of the Board of Directors                              8

    Section 4.1        Place                                               8
    Section 4.2        Annual Meeting                                      8
    Section 4.3        Regular Meetings                                    8
    Section 4.4        Special Meetings                                    8
    Section 4.5        Quorum                                              8

    Section 4.6        Action Without Meeting                              9
    Section 4.7        Telephone Meetings                                  9

Article 5. Committees of Directors                                         9

    Section 5.1        Designation                                         9
    Section 5.2        Records of Meetings                                10

Article 6. Notices                                                        11

    Section 6.1        Method of Giving Notice                            11
    Section 6.2        Waiver                                             11

Article 7. Officers                                                       11

    Section 7.1        In General                                         11
    Section 7.2        Election of President,
                       Secretary and Treasurer                            12
    Section 7.3        Election of Other Officers                         12
    Section 7.4        Salaries                                           12
    Section 7.5        Term of Office                                     12
    Section 7.6        Duties of President and Chairman
                       of the Board                                       12
    Section 7.7        Duties of Vice President                           13
    Section 7.8        Duties of Secretary                                13
    Section 7.9        Duties of Assistant Secretary                      14
    Section 7.10       Duties of Treasurer                                14
    Section 7.11       Duties of Assistant Treasurer                      15

Article 8. Resignations, Removals and Vacancies                           15

    Section 8.1        Directors                                          15
    Section 8.2        Officers                                           16

Article 9. Certificate of Stock                                           17

    Section 9.1        Issuance of Stock                                  17
    Section 9.2        Right to Certificate; Form                         17
    Section 9.3        Facsimile Signature                                17
    Section 9.4        Lost Certificates                                  18
    Section 9.5        Transfer of Stock                                  18
    Section 9.6        Registered Stockholders                            18

Article 10. Indemnification                                               19

    Section 10.1       Definitions                                        19
    Section 10.2       Right to Indemnification                           20
    Section 10.3       Indemnification not Available                      20
    Section 10.4       Compromise or Settlement                           20
    Section 10.5       Advances                                           21
    Section 10.6       Not Exclusive                                      21
    Section 10.7       Insurance                                          21

Article 11. Execution of Papers                                           22

Article 12. Fiscal Year                                                   22

Article 13. Seal                                                          22

Article 14. Offices                                                       22

Article 15. Amendments                                                    23

                              EXPERIAN CORPORATION
                              --------------------

                                   ARTICLE 1
                                   ---------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------

    Section 1.1    Contents.  The name, location of principal office and
    -----------    --------
purposes of the Corporation shall be as set forth in its Certificate of Incorporation. These By-Laws, the powers of the Corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation. The Certificate of Incorporation is hereby made a part of these By-Laws.

    Section 1.2    Certificate in Effect.  All references in these By-Laws to
    -----------    ---------------------
the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended.

                                   ARTICLE 2
                                   ---------
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

    Section 2.1    Place.  All meetings of the stockholders may be held at such
    -----------    -----
place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof.

    Section 2.2    Annual Meeting.  Annual meetings of stockholders, shall be
    -----------    --------------
held on the third Tuesday of May in each year, if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting. If such annual meeting has not been held on the day herein provided therefor, a special meeting of the stockholders in lieu of the annual meeting may be held, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these By-Laws, except in this
Section 2.2, to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

    Section 2.3    Special Meetings.  Special meetings of the stockholders, for
    -----------    ----------------
any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President, the Chairman of the Board, or by the Board of Directors and shall be called by the President or Secretary at the request in writing of a majority of the Directors then in office, or at the request in writing of stockholders owning a majority in amount of the entire stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting, which need not be the exclusive purposes for which the meeting is called.
Section 2.4
-----------

    Notice of Meetings.  A written notice of all meetings of stockholders
    ------------------
stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such meeting.

Except as otherwise provided by law, such notice shall be given not less than ten nor more than sixty days before the date of the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

    Section 2.5    Affidavit of Notice.  An affidavit of the Secretary or an
    -----------    -------------------
Assistant Secretary or the transfer agent of the Corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    Section 2.6    Quorum.  The holders of a majority of the stock issued and
    -----------    ------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 2.7    Voting Requirements.  When a quorum is present at any
    -----------    -------------------
meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

    Section 2.8    Proxies and Voting.  Unless otherwise provided in the
    -----------    ------------------
Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote said shares, in which case only the pledgee, or his proxy, may represent and vote such shares. Shares of the capital stock of the Corporation owned by the Corporation shall not be voted, directly or indirectly.

    Section 2.9    Action Without Meeting.  Unless otherwise provided in the
    -----------    ----------------------
Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

    Section 2.10   Stockholder List.  The officer who has charge of the stock
    ------------   ----------------
ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

   Section 2.11  Record Date.  In order that the Corporation may determine the
   ------------  -----------
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    If no record date is fixed by the Board of Directors:

         (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

         (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE 3
                                   ---------

                                   DIRECTORS
                                   ---------

    Section 3.1    Number; Election and Term of Office.  There shall be a Board
    -----------    -----------------------------------
of Directors of the Corporation consisting of not less than one nor more than thirteen members, the exact number of which shall initially be fixed at eight, subject to adjustment by agreement of the stockholders. Subject to any limitation which may be contained within the Certificate of

Incorporation, the number of the Board of Directors may be increased at any time by vote of a majority of the Directors then in office. The Directors shall be elected at the annual meeting of the stockholders, except as provided in paragraph (c) of Section 8.1, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

    Section 3.2    Duties.  The business of the Corporation shall be managed by
    -----------    ------
or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

    Section 3.3    Compensation.  Unless otherwise restricted by the Certificate
    -----------    ------------
of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    Section 3.4    Reliance on Books.  A member of the Board of Directors or a
    -----------    -----------------
member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the Corporation.

                                   ARTICLE 4
                                   ---------

                       MEETINGS OF THE BOARD OF DIRECTORS
                       ----------------------------------

    Section 4.1    Place.  The Board of Directors of the Corporation may hold
    -----------    -----
meetings, both regular and special, either within or without the State of Delaware.

    Section 4.2    Annual Meeting.  The first meeting of each newly elected
    -----------    --------------
Board of Directors shall be held immediately following the annual meeting of stockholders or any special meeting held in lieu thereof, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting.

    Section 4.3    Regular Meetings.  Regular meetings of  the Board of
    -----------    ----------------
Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

    Section 4.4    Special Meetings.  Special meetings of the Board may be
    -----------    ----------------
called by the President on two days' notice to each Director either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole Director.

    Section 4.5    Quorum.  At all meetings of the Board a majority of the
    -----------    ------
Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the

Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    Section 4.6    Action Without Meeting.  Unless otherwise restricted by the
    -----------    ----------------------
Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

    Section 4.7    Telephone Meetings.  Unless otherwise restricted by the
    -----------    ------------------
Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                   ARTICLE 5
                                   ---------

                            COMMITTEES OF DIRECTORS
                            -----------------------

    Section 5.1    Designation.
    -----------    -----------

         (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the

Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         (c) Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

    Section 5.2    Records of Meetings.  Each committee shall keep regular
    -----------    -------------------
minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE 6
                                   ---------

                                    NOTICES
                                    -------

    Section 6.1    Method of Giving Notice.  Whenever, under any provision of
    -----------    -----------------------
the law or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by leaving such notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

    Section 6.2    Waiver.  Whenever any notice is required to be given under
    -----------    ------
any provision of law or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE 7
                                   --------
                                   OFFICERS
                                   --------

    Section 7.1    In General.  The officers of the Corporation shall be chosen
    -----------    ----------
by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

    Section 7.2    Election of President, Secretary and Treasurer.  The Board of
    -----------    ----------------------------------------------
Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Secretary and a Treasurer.

    Section 7.3    Election of Other Officers.  The Board of Directors may
    -----------    --------------------------
appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

    Section 7.4    Salaries.  The salaries of all officers and agents of the
    -----------    --------
Corporation may be fixed by the Board of Directors.

    Section 7.5    Term of Office.  The officers of the Corporation shall hold
    -----------    --------------
office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

    Section 7.6    Duties of President and Chairman of the Board.  The President
    -----------    ---------------------------------------------
shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors if there shall be no Chairman of the

Board or in the absence of the Chairman of the Board, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chairman of the Board, if any, shall make his counsel available to the other officers of the Corporation, shall be authorized to sign stock certificates on behalf of the Corporation, shall preside at all meetings of the Directors at which he is present, and, in the absence of the President at all meetings of the stockholders, and shall have such other duties and powers as may from time to time be conferred upon him by the Directors.

    Section 7.7    Duties of Vice President.  In the absence of the President or
    -----------    ------------------------
in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President not otherwise conferred upon the Chairman of the Board, if any, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    Section 7.8    Duties of Secretary.  The Secretary shall attend all meetings
    -----------    -------------------
of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-Laws, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under his direction) and of the corporate seal of the Corporation.

      Section 7.9    Duties of Assistant Secretary.  The Assistant Secretary, or
      -----------    -----------------------------
if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 7.10 Duties of Treasurer.  The Treasurer shall have the custody of
      ------------ -------------------
the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the

Corporation. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

    Section 7.11   Duties of Assistant Treasurer.  The Assistant Treasurer, or
    ------------   -----------------------------
if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE 8
                                   ---------

                      RESIGNATIONS, REMOVALS AND VACANCIES
                      ------------------------------------

    Section 8.1    Directors.
    -----------    ---------

         (a)  Resignations.  Any Director may resign at any time by giving
              ------------
written notice to the Board of Directors or the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (b)  Removals.  Subject to any provisions of the Certificate of
              --------
Incorporation, the holders of stock entitled to vote for the election of Directors may, at any meeting called for the purpose, by vote of a majority of the shares of such stock outstanding, remove any Director or the entire Board of Directors with or without cause and fill any vacancies thereby created. This Section 8.1(b) may not be altered, amended or repealed except by the holders of a majority of the shares of stock issued and outstanding and entitled to vote for the election of the Directors.

           (c)  Vacancies.  Vacancies occurring in the office of Director and
                ---------
newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, unless previously filled by the stockholders entitled to vote for the election of Directors, and the Directors so chosen shall hold office subject to the By-Laws until the next annual election and until their successors are duly elected and qualify or until their earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

    Section 8.2    Officers.  Any officer may resign at any time by giving
    -----------    --------
written notice to the Board of Directors or the President or the Secretary.
Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer of the Corporation or any member of a committee, with or without cause. Any vacancy occurring in the office of President, Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the By-Laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal.

                                   ARTICLE 9
                                   ---------

                              CERTIFICATE OF STOCK
                              --------------------

    Section 9.1    Issuance of Stock.  The Directors may, at any time and from
    -----------    -----------------
time to time, if all of the shares of capital stock which the Corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law.

    Section 9.2    Right to Certificate; Form.  Every holder of stock in the
    -----------    --------------------------
Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided that the Directors may provide by one or more resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertified shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

    Section 9.3    Facsimile Signature.  Any of or all the signatures on the
    -----------    -------------------
certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    Section 9.4    Lost Certificates.  The Board of Directors may direct a new
    -----------    -----------------
certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    Section 9.5    Transfer of Stock.  Upon surrender to the Corporation or the
    -----------    -----------------
transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

    Section 9.6    Registered Stockholders.  The Corporation shall be entitled
    -----------    -----------------------
to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE 10
                                   ----------

                    Indemnification of Directors and Others
                    ---------------------------------------

    Section 10.1   Definitions.  For purposes of this Article 10:
    ------------   -----------

           (a) "Director/officer" means any person who is serving or has served as a Director, officer or employee of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or any Director, officer or employee of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, member of a committee, employee or other agent of any other organization, or in any capacity with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

           (b) "Proceeding" means any action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency, and any claim which could be the subject of a Proceeding.

           (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding. The term "Expense" shall include any taxes or penalties imposed on a

Director/officer with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

      Section 10.2  Right to Indemnification.  Except as limited by law or as
      ------------  ------------------------
provided in Sections 10.3 and 10.4 of this Article 10, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

      Section 10.3 Indemnification not Available.  No indemnification shall be
      ------------ -----------------------------
provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      Section 10.4 Compromise or Settlement.  In the event that a Proceeding is
      ------------ ------------------------
compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if it is determined
(i) by a majority of the disinterested Directors then in office or (ii) in the absence of any disinterested Directors or at the request of a majority of the disinterested Directors, by the holders of a majority of the outstanding stock entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director/officer, that with respect to the matter involved in such Proceeding said Director/officer did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such

Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. In lieu of submitting the question to a vote of disinterested Directors or stockholders, as provided above, the Corporation may deny indemnification to said Director/officer with respect to such Proceeding, if there has been obtained at the request of a majority of the Directors then in office, an opinion in writing of independent legal counsel, other than counsel to the Corporation, to the effect that said Director/officer did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      Section 10.5 Advances.  The Corporation shall pay sums on account of
      ------------ --------
indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 10.3 and 10.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

      Section 10.6 Not Exclusive.  Nothing in this Article 10 shall limit any
      ------------ -------------
lawful rights to indemnification existing independently of this Article 10.

      Section 10.7 Insurance.  The provisions of this Article 10 shall not limit
      ------------ ---------
the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article 10.

                                  ARTICLE 11
                                  ----------

                              EXECUTION OF PAPERS
                              -------------------

    Except as otherwise provided in these By-Laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the Corporation shall be executed by the President or the Treasurer.

                                   ARTICLE 12
                                   ----------

                                  FISCAL YEAR
                                  -----------

    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE 13
                                   ----------

                                      SEAL
                                      ----

    The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE 14
                                   ----------

                                    OFFICES
                                    -------

    In addition to its principal office, the Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE 15
                                  ----------

                                  AMENDMENTS
                                  ----------

    Except as otherwise provided herein, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting, or by the written consent of a majority in interest of the outstanding voting stock of the Corporation or by the unanimous written consent of the Directors. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

87956-1

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